Exhibit 5.1

São Paulo, May 1st, 2014.

Fibria Celulose S.A.
Alameda Santos 1357, 6th floor
01419-908  São Paulo, SP, Brazil

Fibria Overseas Finance Limited
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman KY1-9005, Cayman Islands

Fibria Celulose S.A.
Fibria Overseas Finance Ltd.
Registration Statement — Form F-3

Ladies and Gentlemen:

We have acted as special Brazilian counsel to Fibria Celulose S.A., a sociedade por ações organized under the laws of the Federative Republic of Brazil (“Brazil”) (the “Company”), and Fibria Overseas Finance Limited, a company organized under the laws of Cayman Islands (“FOF”), in connection with the preparation and filing by the Company and FOF under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”), relating to (i) debt securities to be issued from time to time by the Company (the “Company’s Securities”); and (ii) debt securities to be issued from time to time by FOF (the “FOF’s Securities”), guaranteed by the Company (the “Guarantees”), in each case, in amounts, at prices and on terms to be determined at or prior to the time of the offering (collectively, the “Securities”).

Capitalized terms used herein not otherwise defined shall have the meaning ascribed to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined originals or copies of the following documents:

(i)                                     the form of indenture filed with the SEC on May 1, 2014, to be entered into by and among the Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee, registrar, paying agent and transfer agent (in its capacity as trustee, the “Trustee”) (“Company’s Indenture”), attached as an exhibit to the Registration Statement;

(ii)                                  the form of the indenture filed with the SEC on May 1, 2014, to be entered into by and among FOF, as issuer, the Company, as guarantor, and the Trustee, as trustee, registrar, paying agent and transfer agent (“FOF’s Indenture”), attached as an exhibit to the Registration Statement;

(iii)                               the Registration Statement;

(iv)                              the following corporate documents of the Company:

(a)                                the by-laws (estatuto social) of the Company, amended and restated at the general shareholders’ meeting held on April 26, 2013;

(b)                                the minutes of the general annual shareholders’ meeting of the Company held on April 26, 2013, at which the members of the board of directors of the Company were appointed;

(c)                                 the minutes of the meeting of the board of directors of the Company held on August 23, 2013, at which the executive officers of the Company were appointed;

(d)                                the minutes of the meeting of the board of directors of the Company held on December 12, 2013, at which the entering by the Company into the transactions contemplated by the Indentures (as defined below) was approved; and

(e)                                 the minutes of the meeting of the officers of the Company held on April 29, 2014, at which the entering by the Company into the Indentures was approved;

and such other documents and information and such matters of law as we have deemed necessary or appropriate in connection with the opinions expressed herein.

The documents listed in items (i) and (ii) above are jointly referred to as the “Indentures.”

We have considered as assumptions of the opinions expressed herein that:

(i)                                     all documents submitted to us as originals are authentic;

(ii)                                  the copies of all documents submitted to us are authentic and conform with the respective originals;

(iii)                               the signatures in all documents submitted to us are genuine;

(iv)                              the corporate acts submitted to us were duly called (or the call thereof has been waived pursuant to applicable law) and held and reflect the corporate status of the Company as of the date of their occurrence and have not been amended, supplemented or revoked;

(v)                                 the management of the Company will have taken office pursuant to the applicable laws and regulations;

(vi)                              the individuals that will execute the Indentures will have legal capacity to do so;

(vii)                           the parties to the Indentures (other than the Company) will have power and authority, under all applicable laws, rules, regulations and constitutive documents, to execute, deliver and perform the Indentures;

(viii)                        the Indentures will be duly executed and delivered by each of the parties thereto (other than the Company);

(ix)                              there are no contractual, legal or litigational obligations that prohibit or restrict the execution and/or the performance of any of the Indentures by any of the parties thereto;

(x)                                 (a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (b) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (c) all Securities will be issued and sold in compliance with all applicable laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) a supplemental indenture with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, FOF and the other parties thereto; (e) a definitive underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, FOF and the other parties thereto; and (f) the issuance of the Securities offered and/or, if applicable, the Guarantees, has been duly authorized by corporate authorizations of the Company;

(xi)                              the documents and information submitted to us are genuine, consistent, correct and sufficient and represent all material documents and information in connection with the transactions provided for in the Indentures and no material document or information has been omitted from us;

(xii)                           there is no other document, agreement or arrangement involving any of the parties to the Indentures that may, in any way, affect, modify or supersede any of the opinions expressed herein;

(xiii)                        the Indentures, when executed and delivered by the parties thereto, will be valid, binding and enforceable under the laws of the State of New York and all other relevant jurisdictions (other than Brazil);

(xiv)                       the choice of the laws of the State of New York as the governing law of the Indentures is valid, binding and enforceable under the laws of all other relevant jurisdictions (other than Brazil); and

(xv)                          for the purposes of article 9, paragraph 2, of Decree-Law No. 4,657, dated September 4, 1942, as amended, and for no other purpose whatsoever, each proponent of the transactions contemplated by the  each Indenture is domiciled in jurisdictions in which the choice of New York law as the governing law of the Indentures is valid, binding and enforceable.

Whenever in the opinions expressed herein any statement is made to “our knowledge” or any statement refers to matters “known to us,” it means that none of the attorneys in our firm who has been directly involved in acting as Brazilian counsel in connection with the transactions provided for in the Indentures presently has actual knowledge or conscious awareness of any fact that would render the statement inaccurate.

We express no opinion as to any laws other than the laws of Brazil as in effect on the date hereof and we have assumed that there is nothing in any other law that affects our opinion.  In particular, we have made no independent investigation of the laws of the State of New York as a basis for the opinions expressed herein and do not express or imply any opinion on such laws.

Based upon the foregoing, including the assumptions set forth above and the qualifications set forth below, we are of the opinion that:

1.                                      The Company is duly incorporated and validly existing as a sociedade por ações under the laws of Brazil.

2.                                      The Company has full corporate power and authority to enter into and perform its obligations under the Indentures, to incur the indebtedness evidenced by the Company’s Securities and the Guarantees and to execute, deliver and perform all of its obligations under the Indentures, the Company’s Securities and the Guarantees.

3.                                      Each of the Indentures has been duly authorized by the Company.

4.                                      In connection with the issue, offer and sale of the Securities and the performance of the Company’s obligations under the Indentures, when and if (i) all necessary corporate actions have been taken by the Company to approve the issuance and terms of the Securities and the terms of the offering and related documents and matters, and (ii) the Indentures and the Securities have been duly executed, authenticated, issued and delivered in accordance with their respective provisions and in accordance with any applicable supplemental indentures and the applicable definitive underwriting agreement upon payment of the consideration provided for therein, the Indentures and the Securities will be duly authorized, executed and delivered and will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.                                      The execution and delivery of the Indentures and the undertaking and performance by the Company of the obligations expressed to be assumed by it in the Indentures will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under (i) any provision of the current by-laws of the Company; or (ii) any current applicable laws of the Federal Government of Brazil.

6.                                      There are no Brazilian governmental authorizations, consents, filings or approvals required by the Company for or in connection with the execution and delivery of the Indentures or the undertaking and performance by the Company of the obligations expressed to be assumed by it in the Indentures, pursuant to the terms set forth therein, other than the filing before the Board of Trade of the State of São Paulo (Junta Comercial do Estado de São Paulo) of the minutes of the meeting of the board of directors of the Guarantor referred to in item (iv)(d) above and of the publication of such minutes pursuant to Law No. 6,404, dated December 15, 1976, as amended.

7.                                      In connection with the issue, offer and sale of the Securities and the performance of the Company’s obligations under the Indentures, when and if (i) all necessary corporate actions have been taken by the Company to approve the issuance and terms of the Securities and the terms of the offering and related documents and matters, and (ii) the Indentures and the Securities have been duly executed, authenticated, issued and delivered in accordance with their respective provisions and in accordance with any applicable supplemental indentures and the applicable definitive underwriting agreement upon payment of the consideration provided for therein, the Indentures will be in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company under such law, provided that, for the enforceability and admissibility into evidence of the Indentures in Brazil before the public agencies and courts in Brazil, (i) the signatures of the parties signing the Indentures outside Brazil must be notarized by a notary public licensed to act as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular official of Brazil; and (ii) the Indentures must be translated into the Portuguese language by a sworn translator.

The opinions expressed herein are, however, subject to the following qualifications:

(a)                                 enforcement of the Indentures or any judgment related to the Indentures may be limited by bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the rights of creditors generally;

(b)                                 in the event of bankruptcy of a Brazilian company, creditors which also hold any direct or indirect equity interest in such Brazilian company may have their credits considered subordinated to the other debts of such Brazilian company;

(c)                                  in the event that any suit is brought against the Company in Brazil, certain court costs and deposits to guarantee judgment would be due;

(d)                                 in the event that any suit is brought against the Company, service of process upon it, if made in Brazil, must be effected in accordance with Brazilian law;

(e)                                  the principles of Brazilian law that govern the nullity of the acts and obligations are considered principles of public policy and cannot be altered or waived by the parties thereto.  Under Brazilian law, a guarantee is considered an accessory obligation to the underlying or principal obligation and Brazilian law establishes that the nullity of the principal obligation causes the nullity of the accessory obligation.  Therefore, a judgment obtained in a court outside Brazil against a guarantor for enforcement of a guarantee in respect of obligations that have been considered null, may not be confirmed by the Superior Court of Justice of Brazil; and

(f)                                   under Brazilian law, a person may not properly waive or be deprived of the right to submit a claim to the judiciary system or be deprived of its property without due process; therefore, any waivers by the Company with respect to its rights to seek recourse from any party and any waivers to assert a claim against a third party may not be enforced by a Brazilian court.

This letter may be filed with the SEC as an Exhibit 5.2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the headings “Validity of the Securities” and “Legal Matters,” as applicable, as counsel for the Company and FOF, who have passed on the validity of the Securities being registered by the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.  We assume no obligation to advise you or any other person, or to make any investigation, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

Pinheiro Guimarães — Advogados

/s/ Francisco J. Pinheiro Guimarães

Francisco J. Pinheiro Guimarães